SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1274455
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.000% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-200537

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Air Products and Chemicals, Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 24, 2014 under “Description of Securities” and in the Prospectus Supplement dated February 3, 2015 under “Description of Notes,” which Prospectus Supplement was filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2015 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-200537) previously filed with the Commission under the Act.

Item 2. Exhibits.

1.	Indenture, dated as of January 10, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to U.S. Bank National Association (formerly Wachovia Bank, National Association and initially First Fidelity Bank, National Association), as Trustee. (Incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement No. 33-57357.)

2.	Form of 1.000% Notes due 2025 (included as Exhibit A to Officers’ Certificate in Exhibit 3).

3.	Officers’ Certificate issued February 12, 2015 setting forth the terms of the 1.000% Notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Air Products and Chemicals, Inc.

Date: February 12, 2015	By:	/s/ M. Scott Crocco
Name: M. Scott Crocco
Title: Senior Vice President and Chief Financial Officer